EXHIBIT 14(C)
                              [Colonial Flag Logo]

                                The Colonial IRA

      IRA Application, Forms, Custodial Agreement and Disclosure Statement

Follow the steps below to establish a:

                                New Colonial IRA

__Complete and sign the IRA Application on page 1.

__Send completed application and check made payable to the First National Bank of Boston, Custodian, to: Colonial Investors Service Center, Inc. Attn:
Retirement Plan Services, P.O. Box 1722, Boston, MA 02105-1722.

                          Direct Rollover/IRA Transfer

__Complete and sign the IRA Application on page 1.

__Complete and sign the Transfer of Assets/Direct Rollover Form on page 3. Please refer to page 4 for more specific instructions.

__Mail forms to: Colonial Investors Service Center, Inc. Attn: Retirement Plan Services, P.O. Box 1722, Boston, MA 02105-1722.

Colonial will open an account and will ask the current trustee/custodian to transfer the assets from the existing IRA.

             Direct Rollover or Transfer to an Existing Colonial IRA

__For an IRA Transfer or Direct Rollover into an existing Colonial IRA, complete and sign the Transfer of Assets/Direct Rollover Form on page 3.

__You can also rollover your IRA assets into a Colonial IRA within 60 days for redeposit. Send check directly to Colonial at the address below.

__Mail completed for and/or check to: Colonial Investors Service Center, Inc.
Attn: Retirement Plan Services, P.O. Box 1722, Boston, MA 02105-1722.

                                 Fundamatic Plan

Fundamatic transfers money directly from a bank checking account into a Colonial account.

__Complete the On-Demand/EFT Purchase form on page 5.

__Attach a blank check marked "VOID" and mail to: Colonial Investors Service Center, Inc., Attn: Retirement Plan Services, P.O. Box 1722, Boston, MA 02105-1722.

Colonial Investors Service Center, Inc., One Financial Center, Boston, MA 02111-2621 IR-031D-1196(12/96)

The Colonial IRA  [Colonial Flag Logo]      Account Application

This application must be accompanied or preceded by a current effective prospectus of the appropriate Colonial fund(s). Depositor named below hereby establishes an Individual Retirement Account ("IRA") by executing this application and agrees to the provisions of the Colonial Individual Retirement Account Agreement.

1. Your Name and Address -- Please Print

__ Check here if you are also establishing a Colonial IRA for your spouse -- attach a second IRA application for your spouse.

Name                       Date of Birth
Address                    Social Security Number    -        -
City                State         ZIP         Telephone Number (   )


2. Type of IRA (Check only one)

__  (a) Contributory                                         Amount   Tax Year
        __ Individual IRA Account or __ Spousal IRA Account  $         19____

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__ (b) Conduit/Rollover
            __ From a qualified retirement plan                        $
            __ From another IRA                                        $
__ (c) Transfer of Assets from another IRA (Enter dollar
       amount, if known)                                               $
Annual Fee-$10, if you wish to prepay*                                 $
Total Amount Enclosed                                                  $

Make check payable to The First National Bank of Boston, Custodian

*The annual fee is $10 per IRA; there is no additional fee charged for spousal IRAs.

3.  Investment Selection

The Depositor directs the Custodian to invest the initial contribution and reinvest all dividends and capital gain distributions in shares of the following funds unless otherwise specified in section 6 of this application. Future contributions will be invested as instructed by the Depositor. If no share class election is made, your investment will be made in Class A shares.

                             Share Class (check one)
         Fund name(s)        A       B       D                $ or %*

*Figures must equal dollar total amount of initial contribution or 100%.

4 Beneficiary Designation

The following person(s) are designated to receive the balance of my IRA upon my death. If no planned beneficiary survives me, or if I have not named a beneficiary hereunder, any balance remaining in the plan will be payable to my estate.

Primary Beneficiaries:

Name         %        Relationship     Date of Birth     Social Security Number
                                                                 -   -
                                                                 -   -

Contingent Beneficiary:

In the event that I die and no primary beneficiary listed above is alive, distribute all funds in my IRA to the contingent beneficiary named below.

Name                        Relationship

Social Security Number  _____ - ___ - ____     Date of Birth       /   /

5. Investment Privileges (Not applicable to Class B or Class D shares)

(a) Right of Accumulation (Lower sales charges if you or your spouse own other Colonial funds.)

I have accounts in:

Fund Name                Account Number
Fund Name                Account Number

(b) Statement of Intent (Lower sales charges if you or your spouse plan to invest more.) I agree to the provisions of the Statement of Intent set forth in the prospectus of the designated fund(s), which I have received. I intend to invest over a 13-month period beginning 19 , at least:

__  $50,000     __  $100,000     __  $250,000     __  $500,000     __ $1,000,000

If you or your spouse already have a Statement of Intent, check here __.

6. Automatic Dividend Diversification (ADD)

Check here to diversify your portfolio by investing your dividends/capital gains into another Colonial fund with no sales charge. Dividends and/or capital gains may pay from one fund to another fund in the same share class, not from one fund to two or more other funds.

Name of Fund to receive distributions   Fund Account Number, if existing account

Name of Fund to receive distributions   Fund Account Number, if existing account

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7.  Signature

The Depositor hereby:

(a) acknowledges that he/she has received and read the Colonial IRA Agreement (IRS Form 5305-A and any attachments thereto) and the IRA Disclosure Statement;

(b) acknowledges that he/she has received and read a current prospectus of the Fund(s) selected in item 3 of this Application;

(c) consents to the annual maintenance fee of $10 (subject to change as provided in the IRA Agreement); and,

(d) certifies that contributions, including rollovers, are qualified for contribution in this IRA. I hereby establish a Colonial IRA, appoint The First National Bank of Boston as Custodian, direct that contributions to my IRA be invested as specified by this application, and designate the above-named as my beneficiary. I have received a current prospectus of the Fund(s) indicated. I have received the Colonial IRA terms and conditions and have read its disclosure statement. I understand that certain distributions from Colonial Class B or Class D shares, or $1 million or more of Class A shares, may be subject to a contingent deferred sales charge.

X___________________________________________ /___ /___
Depositor Signature                       Date

Custodian Acceptance

This plan shall be deemed to have been accepted by the Custodian, The First National Bank of Boston, upon receipt by its Agent, Colonial Investors Service Center, Inc., of all necessary forms, properly completed. The First National Bank of Boston, Custodian:

You are hereby authorized and appointed on behalf of the below-signed financial service firm to execute the purchase transactions in accordance with the terms and conditions of this application, and to confirm each purchase and to forward to the applicant a copy of each new prospectus of the designated funds or supplements thereto, delivered to you for that purpose. With respect to each purchase, the amount of any commissions due will be remitted to the financial service firm, except that no commissions will be paid to the firm of any transactions for which the firm's net sales commission is less than $1.00. The financial service firm's representative also represents that he may lawfully sell shares of the designated funds in the state designated as the applicant's record address, and that he has entered into a dealer agreement with the principal underwriter with respect to the sale of shares of the designated fund(s).

8. Financial Service Firm (FSF)

FSF name                      Branch office location

Main office address           Telephone number (     )

City              Branch No.        Rep. No.

State             ZIP               Rep's last name

Authorized signature

Send completed application and check made payable to The First National Bank of Boston, Custodian, to: Colonial Investors Service Center, Inc., Attn: Retirement Plan Services, P. O. Box 1722, Boston, MA 02105-1722.

IR-031D-1196(12/96)


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The Colonial IRA  [Colonial Flag Logo}      Transfer of Assets
                                            Direct Rollover Form

This form must be accompanied or preceded by a Colonial fund prospectus describing the fund's policies, sales charges, expenses, and other matters of interest to prospective investors. To establish an account to receive a direct rollover from your employer's retirement plan or to roll over or transfer your IRA assets to Colonial Mutual Funds, please complete this form and send it with your Colonial IRA application to: Colonial Investors Service Center, Inc., Attn:
Retirement Plan Services, P.O. Box 1722, Boston, MA 02105-1722.

1. Your Name and Address - Please Print

Name              Social Security Number ______ - ___ - _____

Address                  Telephone Number (     )

City     State           ZIP

2. Existing Assets

Check one:  __  Retirement plan distribution from employer   __  Existing IRA*
Name(or Employer
Name, where applicable)             Account Number
Address           Account Number
City     State             ZIP


*Complete this section only if you are transferring funds from an existing IRA. Type of existing IRA
__  Contributory IRA       __  Conduit/Rollover IRA  __  SEP-or SARSEP IRA
Type of Investment
__  Mutual Fund  (Fund Name)
__  CD  (Date of Maturity)          __  Other

3. Where to Invest Your IRA
      __ This is a new Colonial IRA. My investment choices are indicated on the attached IRA application.
      __   I already have a Colonial IRA.  Please invest assets as follows.
      __ I already have a Colonial IRA, but would like to invest in a new fund as listed below.

                           Share Class (check one)
         Fund name         A        B       D        Account #         $ or %

4. Authorization for Direct Rollover or Transfer of Assets
To Resigning Trustee or Custodian:
I have established an Individual Retirement Account with Colonial Mutual Funds. I want to initiate a:
         __  Direct Rollover, or    __  Transfer of Assets from my IRA with you
Please act on the instructions below. I would appreciate your prompt attention to this request.
         __  Liquidate   __  all  or  __  part ($______________) of the account
indicated in Section 2 and send the proceeds in cash to
             Colonial Mutual Funds __ at maturity (date) / / or __ immediately
Make the check payable to The First National Bank of Boston,
Custodian, FBO [your name]
I acknowledge that a penalty may apply for early withdrawals from certain types of investments, such as certificates of deposit.

__ Transfer all my shares in kind, i.e. re-register, of the following Colonial fund(s), account number(s), to The First National Bank of Boston. Please provide The First National Bank of Boston with transfer instructions signed by an authorized officer of your company/institution. (Please type or print clearly.)

Name              _

Signature  X      Date     Signature guarantee
of IRA Holder     (By eligible guarantor if necessary as explained on reverse side)*

Please do not fill out this portion of the form
The First National Bank of Boston has agreed to serve as Custodian for the above-named person's Individual Retirement Account. As Custodian, The First National Bank of Boston will accept the assets in the manner selected in Section 4 above


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upon receipt of properly completed paperwork. Please forward the assets on a custodian/trustee-to-custodian basis and make the check payable to The First National Bank of Boston, Custodian. Send the check, along with a copy of this request, to: Colonial Investors Service Center, Inc., Attn: Retirement Plan Services, P. O. Box 1722, Boston, MA 02105-1722.

Please include the following information on your check:

Colonial Account Number________________________ For the Benefit of (FBO)

Colonial Account Number________________________

Colonial Account Number________________________

This plan shall be deemed to have been accepted by the Custodian, The First National Bank of Boston, upon receipt by its Agent, Colonial Investors Service Center, Inc., of all necessary forms, properly completed.

How to Make a Direct Rollover with a Retirement Plan Distribution from Your Employer

       [bullet] Complete the Colonial Individual Retirement Account Application.

       [bullet] Give it to your employer.

       [bullet] Have your employer write a check for the amount of the distribution; make the check payable to The First National Bank of Boston, FBO [your name].

       [bullet] Staple the check to your application.

       [bullet] Mail the application and check to: Colonial Investors Service
                Center, Inc., Attn: Retirement Plan Services, P. O. Box 1722, Boston, MA 02105-1722.

NOTE: If the check is made payable to you, you will be subject to 20% withholding.

If you need to establish an account to accept the rollover before your employer sends the retirement assets, then you should:

       [bullet] Complete a Colonial IRA Application, leaving the dollar amount to be invested blank.

       [bullet] Complete the Transfer of Assets/Direct Rollover Form.

       [bullet] Send the Colonial IRA Application and Transfer of Assets/Direct
                Rollover Form directly to: Colonial Investors Service Center, Inc., Attn: Retirement Plan Services, P.O. Box 1722, Boston, MA 02105-1722.


       [bullet] Colonial will open an account and will request that your employer send the assets.

How to Transfer Assets from an Existing IRA

       [bullet] Complete the Colonial IRA Application and Transfer of
                Assets/Direct Rollover Form.

       [bullet] Mail both forms to: Colonial Investors Service Center, Inc.,
                Attn: Retirement Plan Services, P. O. Box 1722, Boston, MA 02105-1722.

       [bullet] Colonial will open an account and will ask your current trustee/custodian to transfer the assets from your existing IRA.

How to Roll Over Your IRA to Colonial

       [bullet] Complete the Colonial IRA Application.

       [bullet] Attach your check made payable to The First National Bank of Boston, FBO [your name].

       [bullet] Mail the application and check to: Colonial Investors Service
                Center, Inc., Attn: Retirement Plan Services, P. O. Box 1722, Boston, MA 02105-1722.

*The signature of the IRA planholder (depositor) may require a guarantee by a bank, a trust company, a member of a domestic stock exchange, or any other eligible guarantor institution. Notarization is not acceptable. Resigning trustee/custodian or employer will inform you if this is necessary.

IR-031D-1196(12/96)


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On-Demand                  [Colonial Flag Logo]                 Colonial
EFT Purchase                                                    Fundamatic Plan

                        Fundamatic/On-Demand EFT Purchase

Fundamatic automatically transfers the specified amount from your bank checking account to your Colonial fund account. The On-Demand EFT Purchaes program moves money from your bank checking account to your Colonial fund account by electronic funds transfer on any specified day of the month. You will receive the applicable price two business days after the receipt of your request. Your bank needs to be a member of the Automated Clearing House System. Please attach a blank check marked "VOID". Also, complete the section below.

1

Fund Name

Account number

$ Amount to transfer

Month to start

2

Fund Name

Account number

$ Amount to transfer

Month to start

Frequency:
__ On-Demand Purchase (will be automatically established if you choose
   Fundamatic)

__ Fundamatic Frequency

         __ Monthly or      __ Quarterly

Check One

__ EFT--Choose any day of the month ____________

__ Paper Draft--Choose either the:

         __ 5th day of the month
         __ 20th day of the month

Authorization to honor checks drawn by Colonial Investors Service Center, Inc. Do Not Detach. Make sure all depositors on the bank account sign to the far right. Please attach a blank check marked "VOID" here. See below for bank instructions.

I authorize Colonial to draw on my bank account, by check or electronic funds transfer, for an investment in a Colonial fund. Colonial and my bank are not liable for any loss arising from delays or dishonored draws. If a draw is not honored, I understand that notice may not be given and Colonial may reverse the purchase and charge my account $15.


Bank name


Bank street address

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City     State    Zip


Bank account #


Bank routing #

X  Depositor's Signature(s)
Exactly as appears on bank records


X  Depositor's Signature(s)
Exactly as appears on bank records

Applications must be received before the start date for processing.

This program's deposit privilege can be revoked by Colonial without prior notice if any check is not paid upon presentation. Colonial has no obligation to notify the shareholder of non-payment of any draw. This program may be discontinued by Colonial by written notice at least 30 business days prior to the due date of any draw or by the shareholder at any time.

To the Bank Named Above:

Your depositor has authorized Colonial Investors Service Center, Inc. to collect amounts due under an investment program from his/her personal checking account. When you pay and charge the draws to the account of your depositor, executing the authorization payable to the order of Colonial Investors Service Center, Inc., Colonial Management Associates, Inc., hereby indemnifies and holds you harmless from any loss (including reasonable expenses) you may suffer from honoring such draw, except any losses due to your payment of any draw against insufficient funds.

For complete information on any Colonial fund, including fees, risks and expenses, please obtain the current prospectus from your full-service financial adviser. Please read the prospectus carefully before you invest or send money.

Colonial Investors Service Center, Inc.                     IR-031D-1196(12/96)


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                              [Colonial Flag Logo]

Form 5305-A Colonial Individual Retirement Account Agreement
(Under Section 408(a) of the Internal Revenue Code)
(Rev. Oct. 1992)
Department of the Treasury                                    Do Not File with
Internal Revenue Service                              Internal Revenue Service

This Agreement is by and between the Depositor whose name and signature appear on the application (Depositor) and The First National Bank of Boston (Custodian) having its principal place of business at Boston, Massachusetts. The Depositor hereby establishes a custodial account qualified (under section 408(a) of the Internal Revenue Code as an Individual Retirement Account) to provide for their retirement and for the support of their beneficiaries after death. The Custodian named herein has given to the Depositor a Disclosure Statement as required under Regulations section 1.408-6.

The Depositor and the Custodian make the following Agreement.

Article I

The Custodian may accept additional cash contributions on behalf of the Depositor for a tax year of the Depositor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in section 402(c) (but only after December 31, 1992), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in section 408(k). Rollover contributions before January 1, 1993 include rollovers described in section 402(a)(5), 402(a)(6), 402(a)(7), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in section
408(k).

Article II

The Depositor's interest in the balance in the custodial account is nonforfeitable.

Article III

1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3) which provides an exception for certain gold and silver coins and coins issued under the laws of any state.

Article IV

1. Notwithstanding any provision of this agreement to the contrary, the distribution of the Depositor's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposal Regulations section 1.401(a)(9)-2, the provisions of which are incorporated by reference.

2. Unless otherwise elected by the time distributions are required to begin to the Depositor under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Depositor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

3. The Depositor's entire interest in the custodial account must be or begin to be distributed by the Depositor's required beginning date (April 1 following the calendar year end in which the Depositor reaches age 70-1/2). By that date, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in:

(a) A single sum payment.

(b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Depositor.

(c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Depositor and his or her designated beneficiary.

(d) Equal or substantially equal annual payments over a specified period that may not be longer than the Depositor's life expectancy.

(e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Depositor and his or her designated beneficiary.

4. If the Depositor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

(a) If the Depositor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.

(b) If the Depositor dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either

(i) Be distributed by the December 31 of the year containing the fifth anniversary of the Depositor's death, or

(ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Depositor's death. If, however, the beneficiary is the Depositor's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Depositor would have turned age 70-1/2.

(c) Except where distribution in the form of an annuity meeting the requirements of section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Depositor's required beginning date, even though payments may actually have been made before that date.

(d) If the Depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

5. In the case of a distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the Depositor (or the joint life and last survivor expectancy of the Depositor and the Depositor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Depositor and designated beneficiary as of their birthdays in the year the Depositor reaches age 70-1/2. In the case of a distribution in accordance with paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

Article V

1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under section 408(i) and Regulations sections 1.408-5 and 1.408-6.

2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor prescribed by the Internal Revenue Service.

Article VI

Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with section 408(a) and the related regulations will be invalid.

Article VII

This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear below.

Article VIII

1. Depositor appoints The First National Bank of Boston or any successor thereto as Custodian of this custodial account. After deduction of all appropriate fees and charges, the balance of Depositor's contributions shall be invested as herein provided.

2. Depositor directs the Custodian to invest the custodial account in shares of mutual funds distributed by Colonial Investment Services, Inc. (the "Sponsor"), or investments otherwise authorized by the Sponsor for use under this Agreement. All contributions shall be in CASH or in shares of mutual funds or other investments authorized for use under this Agreement.

3. Custodian shall have no investment responsibility or discretion with respect to this custodial account. Custodian may vote in any manner it deems fit any fund shares with respect to which it has not timely received any written directions from Depositor.

4. This document constitutes the entire agreement between Depositor and Custodian and no representative of the Sponsor, any Colonial Mutual Fund or any broker-dealer shall be deemed to be a representative of or acting on behalf of Custodian, nor shall any representative have any authority to make representations or to bind Custodian beyond the terms of this document.

5. Depositor shall have the right, only by written notice in a form acceptable to the Custodian, to designate or to change a beneficiary to receive any benefit to which the Depositor may be entitled in the event of his death prior to the complete distribution of the Account. The Custodian may rely upon the last written designation received at the Custodian's office which shall supersede all prior designations. Unless specifically designated otherwise by the Depositor in a form acceptable to the Custodian, death benefits shall be distributed equally among all surviving primary beneficiaries or all surviving contingent beneficiaries (should all primary beneficiaries predecease the Depositor). If no beneficiary designation is in effect upon the Depositor's death, or if the Custodian receives satisfactory proof that all such named beneficiaries have predeceased the Depositor, then the Account shall be distributed to the Depositor's estate.

6. Neither Custodian, sponsor nor any Colonial Mutual Fund assumes any responsibility to make any distribution unless and until Depositor specifies in a form acceptable to the Custodian the occasion for such distribution, and the manner of distribution. Custodian and Sponsor shall not be responsible to make distributions in accordance with Article IV following the Depositor's attainment of age 70-1/2 other than upon Depositor's express instructions. Neither Custodian nor Sponsor assume any responsibility for the tax treatment of any distribution from the custodial account; such responsibility accrues solely to Depositor or beneficiary. Distributions shall not be made as described in subsection (b) or (c) of section 3 of Article IV, but only as provided in subsections (a), (d), and (e) of Article IV.

7. This Colonial IRA Agreement shall terminate upon the complete distribution of the custodial account to Depositor or his beneficiaries, to successor individual retirement accounts or annuities, or when no assets otherwise remain in the custodial account and the Custodian shall be relieved from all further liability with respect to the custodial account.

8. Depositor assumes full and sole responsibility for making sure that contributions (including rollovers) are qualified for contribution to the custodial account and that the sum of contributions during a taxable year do not exceed those limits or violate those rules for tax-deductibility specified in the Internal Revenue Code. If Depositor does contribute an amount greater than that which may be claimed as a deduction, Depositor shall be entitled to withdraw such excess, together with any earnings thereon, at any time prior to the day prescribed by law (including extensions) for filing the Depositor's Federal income tax return for such year. Depositor shall certify in writing the full amount of the required withdrawal including earnings thereon, or the number of shares, to be withdrawn and shall specify this amount should be distributed to Depositor, or redesignated as the contribution for the succeeding taxable year.

9. Sponsor may remove Custodian and appoint a successor custodian upon written notice to Custodian and Depositor or any current beneficiary. Custodian may resign upon written notice to Depositor or any current beneficiary. Upon its resignation, Custodian may, but shall not be required to, appoint a successor custodian. If a resigning Custodian does not appoint a successor custodian and if no successor custodian is appointed, this Agreement shall be terminated and all assets held in the custodial account distributed to Depositor or current beneficiary. Any successor custodian appointed hereunder shall satisfy the requirements of Section 408(a)2 of the Code. Upon any such successor's acceptance of appointment, Custodian shall transfer the assets of the custodial account together with copies of relevant books and records to such successor custodian; provided, however, that Custodian is authorized to reserve such sum of money or property as it may deem advisable for payment of any liabilities constituting a charge on or against the assets of the custodial account or of Custodian and where necessary may liquidate such assets. Custodian shall not be liable for the acts or omissions of any successor custodian.

10. Custodian shall be entitled to compensation for its services hereunder in accordance with its custodial account fees as may be published and amended from time to time. Custodian shall also be entitled to reasonable compensation for any extraordinary services rendered and to be reimbursed for any administrative expenses incurred in the performance of its duties hereunder including fees for legal services. All such fees and expenses of Custodian may be charged against the custodial account in such manner as the Custodian may determine, or at the Custodian's option, may be paid directly by the Depositor. Custodian may pay from the custodial account any other costs, fees or expenses associated with the maintenance or management of the custodial account on the written authorization of Depositor. Custodian may employ agents and may subcontract in fulfilling its obligations hereunder.

11. Sponsor may amend this Agreement as Sponsor determines in its discretion is necessary or desirable, provided, however, that no such amendment may be made which increases the duties of the Custodian without Custodian's consent.

12. This Colonial IRA Agreement shall be construed under the laws of Commonwealth of Massachusetts, or if different, the state of the domicile of Custodian, and shall become effective upon the date accepted by Custodian as specified in the confirmation statement sent Depositor by the Sponsor as agent for Custodian.

13. Acceptance of this Colonial IRA agreement by the Depositor is indicated by the Depositor's signature in the related application.

14. Sponsor and Custodian may rely upon statements made by Depositor and beneficiary. Depositor and beneficiary shall indemnify Sponsor and Custodian against any loss or liability which may arise from this Agreement, except which arises from the Custodian's negligence or willful misconduct.

Disclosure Statement

Introduction

The following information is being provided in accordance with the requirements of the Internal Revenue Service and is based on the law as in effect on January 1, 1993, for the tax year 1992 and later. This disclosure statement should be read together with the Colonial IRA application and the prospectus which you have already received from your registered representative.

Revocation

You may revoke this account at any time within seven calendar days after it is established by mailing or delivering a written request for revocation to:
Colonial Investors Service Center, Inc., Agent, P.O. Box 1722, Boston MA 02105-1722. Mailed notice will be considered given on the date postmarked (or on the date certified or registered if mailed by this method). Upon proper written notification, you will receive a full refund of your initial contribution, including sales commissions and/or administrative fees. If you have any questions, please call 1-800-345-6611.

Eligibility

You are eligible to set up an IRA if you are younger than age 70-1/2 and if, at any time during the year, you are an employee or are self-employed and receive compensation or earned income that is includible in your gross income. Additionally, regardless of your age, you may transfer funds from another IRA or certain qualified plan distributions to a "Rollover" IRA described below. Additionally, regardless of your age, you may contribute to a spousal IRA described below until your spouse reaches age 70-1/2.

Limit on Annual Contributions

(a) You can make annual contributions to an individual IRA of up to $2,000 or 100% of your compensation or earned income, whichever is less. (b) If you and your spouse both work and have compensation that is includible in your gross income, each of you can annually contribute to your own IRA up to the lesser of $2,000 or 100% of compensation or earned income. (c) If your spouse earns no income, or earns $250 or less and elects to be treated as earning no income, you can establish a separate "spousal IRA" if you file a joint Federal tax return. The aggregate annual amount contributed to both IRAs each year cannot exceed the lesser of $2,250 or 100% of your earned income or compensation. This amount is divided between the two accounts as you direct, but not more than $2,000 may be contributed to either account in any year. (d) If you are a divorced spouse, all taxable alimony received by you under a decree of divorce or separate maintenance will be treated as compensation for purposes of the IRA contribution limit and the rules for annual contributions of up to the lesser of $2,000 or 100% of compensation or earned income (including taxable alimony).

Deductibility of Contributions

(a) You may deduct the full amount of your IRA contribution up to the annual maximum limit if you are not an "active participant" in an employer-sponsored retirement plan (including qualified plans, Simplified Employee Pension plans, tax-sheltered annuity plans, and certain governmental plans) for any part of such year. If you are married and you and your spouse file a joint return, you will be deemed to be an active participant in an employer-sponsored retirement plan if either you or your spouse is an active participant in such a plan. In addition, even if you are an active participant in such a plan, you may deduct the full amount of your IRA contribution up to the annual maximum limit if you have modified adjusted gross income equal to or below a specified level, or if you are married and file a separate Federal tax return, the amount of your IRA contribution which is between $25,000 and $35,000 if you are a single taxpayer and modified adjusted gross income of $10,000 and under if you are a married taxpayer who files a separate return. If you are married and you and your spouse file a joint return, if either you or your spouse is an active participant in an employer-sponsored retirement plan, the amount of your IRA contribution which is deductible will be phased out on the basis of your combined modified adjusted gross income between $40,000 and $50,000. For this purpose, a husband and wife who file separate tax returns for any year and live apart at all times during the year are not considered to be married.

In general, the IRA deduction is phased out at a rate of $200 per $1,000 of modified adjusted gross income in excess of the phase out amount ($25,000 for single taxpayers, $40,000 for married taxpayers who file joint returns and $0 for married taxpayers who file separate returns). However, if you contribute to a spousal IRA, your IRA deduction is phased out at a rate of $225 per $1,000 of modified adjusted gross income in excess of $40,000. When calculating your reduced IRA deduction limit, you always round up to the next highest $10. Therefore, your deduction limit is always a multiple of $10. In addition, if your modified adjusted gross income is within the phase-out range and your reduced deduction limit is more than $0 but less than $200, you are permitted to deduct up to $200 of your IRA contributions.

If your modified adjusted gross income exceeds the applicable level specified above and you are an active participant in an employer-sponsored retirement plan (or your spouse is an active participant in such a plan if you file a joint return), then you may not deduct any portion of your IRA contribution. In general, you are an active participant in a plan for a year during which you accrue any additional benefit under the plan, whether due to employer contribution, your contribution or forfeiture from other participants. Your Form W-2 for the year should indicate your participation status. You should consult your own tax or financial adviser if you should have any further questions.

(b) Even if you will not be able to deduct the full amount of your IRA contribution under the rules described above, you can still contribute up to your annual maximum amount with all or part of the contribution being a non-tax-deductible contribution. Of course, the combined total of deductible and non-deductible contributions must not exceed your annual maximum contribution limit amount. Any earnings on all your IRA contributions (deductible and nondeductible) accumulate tax-free until you withdraw them.

Annual Contributions

Contributions to your IRA for a tax year must be made in cash on or before the due date (not including extensions) for your Federal income tax return for that tax year (April 15 for most individuals). If you intend to report contributions made between January 1 and April 15 as contributions for your prior tax year, you should notify Colonial Mutual Funds or the Custodian in writing that such contributions have been made on account of such prior tax year. Otherwise, the Custodian will assume the payment is for the current tax year.

Excess Contributions

If you contribute to your IRA more than the maximum limit allowed any year, the excess contribution could be subject to a 6% nondeductible excise tax. The excess is taxed in the year the excess contribution is made and each year that the excess remains in your IRA at the end of the year. If, by accident, you should contribute more than the maximum limit allowed, you can eliminate the excess contribution as follows:

(a) You can avoid the 6% excise tax by withdrawing the excess contribution and the net earnings attributable to it before the due date for filing your Federal income tax return for the year the excess occurred. Upon removing an excess contribution in this manner, the net earnings attributable to it are includible in your income for the tax year in which the excess contribution was made, and you may also have to pay an additional 10% premature distribution tax on the amount of such net earnings. However, the excess contribution itself will not be included in your taxable income and will not be subject to the 10% premature distribution tax.

(b) If you elect not to withdraw an excess contribution, you can eliminate the excess by contributing less than the maximum amount allowed to your IRA in a later year. This is known as a "make-up" contribution and is allowed only to the extent that you have under-contributed in the later year. Further, to the extent that you have not contributed your full deductible amount for that later year, the amount of the excess so eliminated may be deductible as a "make-up" deduction. The 6% excise tax will, however, be imposed in the year you make the excess contribution and each subsequent year until eliminated.

(c) If you do not withdraw an excess contribution on or before the due date for filing your Federal income tax return and your contribution did not exceed $2,250, you can withdraw the excess at any time as long as you have not deducted it on your Federal tax return. The amount of the excess which you withdraw will not be included in your gross income and will not be subject to regular Federal income tax. However, the 6% excise tax will be imposed for the year in which you make the excess contribution and each subsequent year, until the year of withdrawal.

(d) If you do not withdraw an excess contribution on or before the due date for filing your Federal income tax return and your contribution exceeded $2,250, you must include in your gross income any excess amount which you withdraw even if you have not deducted it on your Federal income tax return. You may also have to pay a 10% premature distribution tax on the amount you withdraw. Additionally, the 6% excise tax will be imposed for the year in which you make the excess contribution and each subsequent year, until the year of withdrawal.

Rollovers

(a) If you receive a distribution from a qualified retirement plan and the distribution is not a required minimum distribution and not one of a series of distributions made for life, life expectancy or 10 or more years, you may establish a "Rollover" IRA and place the portion of the distribution on which you wish to defer tax into the "Rollover" IRA within 60 days after receiving the distribution from the qualified retirement plan. Your own non-deductible contributions to the qualified retirement plan cannot be included in the rollover. Although the law permits you to contribute property to your "Rollover" IRA, the Custodian will not accept any contribution which is not in the form of cash. Therefore, if you should receive property other than cash in a distribution from a qualified plan, you should sell part or all of the property and contribute the sales proceeds to your "Rollover" IRA. If the distribution comes directly from the qualified plan, it will not be subject to mandatory tax withholding; but if it comes through you, 20% of the distribution will be withheld. Please note: (i) the IRA you set up to receive "rollover" amounts should be separate from an IRA you set up to receive annual contributions; (ii) rollover amounts you receive may not be deposited in your spouse's IRA or deducted on your Federal income tax return; (iii) if you establish a "Rollover" IRA during the year in which you reach age 70-1/2, you must begin receiving distributions from such IRA no later than April 1 of such following year; and
(iv) if you establish a "Rollover" IRA after the year in which you reach age 70-1/2, you must begin receiving distributions from such IRA immediately.

Distributions from Your IRA during Your Life

(a) You can make withdrawals from your IRA at any time. Call Colonial at 1-800-248-2828 to request a Colonial Funds IRA Distribution Form. Mail the completed form to Colonial Investors Service Center, Inc., Attn: Retirement Plan

Services, P. O. Box 1722, Boston, MA 02105-1722. The distribution form contains descriptions and requirements for each type of IRA distribution. If you withdraw any of the funds in your IRA before age 59-1/2, the amount includible in your gross income is subject to a 10% non-deductible premature distribution tax unless:

(i) the withdrawal is made because of your death or permanent disability;

(ii) the withdrawal is an exempt withdrawal of an excess contribution; or

(iii) the withdrawal is rolled over into another qualified plan or IRA.

You can also withdraw funds held in your IRA without any tax penalty before you reach age 59-1/2 if the funds will be paid to your former spouse under a qualified domestic relations order or if you choose to receive systematic payments in substantially equal amounts over a period that does not exceed your life expectancy or the life expectancy of you and your designated beneficiary. You should be aware, however, that the 10% premature distribution tax will be applied retroactively (with interest) to all systematic payments if you change to a method of distribution that does not qualify for the exception either before you attain age 59-1/2 or during the first five years of the distribution. The 10% premature distribution tax discussed above does not apply to the portion of your IRA distribution which is not includible in your gross income.

(b) When you reach age 70-1/2, you must elect to receive distributions in either
(a) systematic payments monthly, quarterly or annually, or (b) one lump sum distribution of all the funds held in your IRA. The law requires that you begin to receive distributions from your IRA no later than the April 1 following the year in which you reach age 70-1/2 (the "Required Distribution Date:). If you elect systematic payments, there is a minimum amount which you must withdraw by the Required Distribution Date and by each December 31 thereafter. This could result in two minimum distributions in one calendar year. This minimum amount is determined by your life expectancy or the joint life and last survivor expectancy of you and your designated beneficiary, subject to the minimum distribution incidental death benefit rule. Your life expectancy (and your spouse's life expectancy if your spouse is your designated beneficiary) will be recalculated each year. The Custodian is not responsible to advise you in this matter and will only make distributions to you from your IRA in accordance to your specific instructions. If the amount distributed during a taxable year is less than the minimum amount required to be distributed, the Internal Revenue Service may impose a tax equal to 50% of the deficiency.

Payments from Your IRA after Your Death

If you die before all the funds held in your IRA have been distributed, the remaining funds in the account will be distributed to your designated beneficiary either outright or periodically, as selected by your beneficiary. The Custodian will make distributions to your beneficiary in accordance to his or her specific instructions. Your beneficiary should be aware that he or she is subject to minimum distribution rules and it is his or her responsibility to make sure that the rules are met. Under the post-death minimum distribution rules, if you die after your Required Distribution Date, the funds remaining in your IRA must continue to be distributed to your designated beneficiary at least as rapidly as under the method of distribution in effect prior to your death. If you die prior to your Required Distribution Date, all the funds in your IRA must be completely distributed to your designated beneficiary by December 31 of the year containing the fifth anniversary of your death unless your designated beneficiary elects, no later than December 31 of the year following the year of your death, to receive funds from your IRA over a fixed period that is no longer than his or her life expectancy. If your beneficiary is your surviving spouse, distribution of funds from your IRA can be made to him or her over a fixed period that is no longer than his or her life expectancy and commencing at any date prior to December 31 of the year in which you would have attained age 70-1/2. In all instances, your spousal beneficiary may also elect to roll over the funds in your IRA into his or her own account or treat your IRA as his or her own by making contributions to it. In this case, he or she is not required to make withdrawals from the IRA until April 1 following the year in which he or she reaches age 70-1/2.

The designation of a beneficiary to receive funds from your IRA at your death is not considered a transfer subject to Federal gift taxes. However, any funds remaining in your IRA at your death would be includible in your Federal gross estate.

Federal Tax Returns

(a) Deductible and non-deductible IRA contributions are reported on IRA Form 1040 or Form 1040A. To the extent your contribution is not deductible, you must designate it on Form 8606. There is a $100 penalty each time you overstate the amount of your non-deductible contributions unless you can prove that the overstatement was due to reasonable cause. You will also be required to give additional information on Form 8606 in years you make a withdrawal from your IRA. If you fail to file a required Form 8606, there is a $50 penalty for each such failure unless you can prove the failure was due to reasonable cause.

(b) IRA Form 5329 is required as an attachment to Form 1040 (or separately if you do not file a Form 1040) for any year the contribution limits in paragraph 2 are exceeded, a premature distribution takes place, less than the required minimum amount is distributed, or a prohibited transaction takes place.

Federal Tax Consequences

(a) Income on your IRA account is not taxed as it is earned, but only when it is distributed to you.

(b) Amounts paid to you from your IRA (other than your non-deductible IRA contributions) are taxable as ordinary income.

(c) Because non-deductible IRA contributions are made using income which has already been taxed, the portion of the IRA distributions consisting on non-deductible contributions will not be taxed again when received by you. The non-taxable portion of each IRA distribution, if any, will be the ratio of your previously unrecovered non-taxable contributions to the value in all of your IRA accounts as of the end of the year plus any distributions taken from the account during the year. All of your IRAs will be included in this calculation, including regular IRAs, Simplified Employee Pension Plan (SEPs), and Rollover IRAs.

(d) In general, if you receive distributions from your IRAs, Section 403 annuities and custodial accounts, and qualified plans which, in the aggregate, exceed $150,000 in any calendar year, you may be subject to a 15% penalty tax on the amount in excess of $150,000. If the total amount of your benefits payable from such plans at your death exceeds a certain permissible level, a similar 15% estate tax is imposed on the amount in excess of the permissible level. Special rules apply in certain circumstances and you should consult your tax adviser if you have any questions regarding this tax.

(e) If you engage in a so-called "prohibited transaction" as defined in the Internal Revenue Code, your IRA will be disqualified and the entire balance in your IRA will be taxed as ordinary income during the year in which such transaction occurs. You may also have to pay the 10% penalty tax on premature distributions. A "prohibited transaction" includes:

(i) the sale, exchange, or leasing of any property between your IRA account and you;

(ii) the lending of money or other extension of credit between your IRA account and you;

(iii) the furnishing of goods, services, or facilities between your IRA account and you;

(iv) the transfer of assets of your IRA account for your use or for your benefit.

(f) If you pledge all or part of your IRA as security for a loan, the amount so pledged or invested is considered by the Internal Revenue Service to have been distributed to you and will be taxed as ordinary income during the year in which you make such pledge or investment. You may also have to pay the 10% premature distribution tax.

Financial Disclosure

Because the assets held in your IRA are invested at your direction and will be subject to market fluctuation, the value of your IRA can neither be guaranteed nor projected. However, you will be provided with periodic statements of your IRA, including current market values of investments. Information about the shares of each mutual fund that you choose for investment through your IRA must be furnished to you in the form of a prospectus governed by the rules of the Securities and Exchange Commission. Please refer to the prospectus for detailed information concerning the fund objectives, the sales charges and the income and expenses of your mutual funds.

Miscellaneous

The proceeds from your IRA may be used as a rollover contribution to another individual retirement account or individual retirement annuity. The form of your IRA has been approved by the Internal Revenue Service. Such approval is a determination only as to the form of the IRA and does not represent a determination of the merits of the IRA. Further information regarding your IRA is available in the Internal Revenue Service Publication 590. You may obtain this publication from any district office of the Internal Revenue Service or by calling the Internal Revenue Service Tax Forms Distribution Center toll-free number, 1-800-829-3676.

              Colonial Investment Services, Inc., Distributor c1996
                   One Financial Center, Boston, MA 02111-2621
                               IR-031D-1196(12/96)

Colonial IRA Distribution Form

Name              Date of Birth                 /           /

Address           Social Security Number _____________-_________-____________

City              Telephone Number (        )

State_____________  ZIP             IRA Account Number

Please provide your legal street address, including a foreign address, if applicable, in accordance with IRS regulations; post office box addresses are not acceptable.

If you have other Colonial IRAs from which you would like to take withdrawals, please list them on a separate sheet and attach it to this Distribution Form.

Complete All Sections to Ensure Proper and TIMELY Processing of Your
Transactions

Section I    Reason for Distribution  (Check Only One)

1. [ ] Normal Distribution. I am age 59-1/2 or older. (Distributions must begin by April 1st following the calendar year in which the individual attains age 70-1/2.)

2. [ ] Premature Distribution. I am under age 59-1/2 and I am not permanently disabled. I intend to take a lump-sum or partial distribution. I understand that the IRS may impose a retroactive penalty of 10% of the amounts of payment includible in income.

3. [ ] Death Distribution. Attach a certified copy of the death certificate. Beneficiary's signature must be guaranteed in Section V below.

4. [ ] Disability Distribution. I am unable to engage in any substantial, gainful activity and condition is to be of long, continued, and indefinite duration. (Statement on doctor's letterhead is required.).

5. [ ] Non-Penalized Distribution before attaining age 59-1/2 or becoming disabled. I must take substantially equal periodic payments, based on my life expectancy or my joint life expectancy with my beneficiary. I understand that if I modify the payment plan (other than by reason of my death or disability) before the later of five years or my attainment of age 59-1/2, the IRS may impose a retroactive penalty of 10% on the amounts of payment includible in income.

Section II Method of Distribution (Check Only One)

1. [ ] A lump-sum distribution, closing the IRA

2. [ ] A partial distribution: $ , or number of shares

3. [ ] Systematic Withdrawal Plan

         a. Payment Frequency (Choose only one and indicate beginning month):
             [ ] Monthly [ ] Quarterly [ ] Semiannually [ ] Annually
                           (For required minimum distributions only.)
         Beginning month:
         b. Method of Calculation (Choose only one):
                [ ] Individual life expectancy. (We calculate this for you if you are 70-1/2)
                [ ] Joint life expectancy with designated beneficiary. (We calculate this for you if you are 70-1/2)
                     Name of Beneficiary
                     Date of Birth             Relationship
                [ ]  A fixed dollar amount - $
                [ ]  A fixed share amount -
                [ ]  A fixed number of years -

4. [ ] Income Distributions (Choose only one):

     I understand that to be eligible to receive income distributions, I must be either age 59-1/2 or older, or disabled. Income distributions are not available in conjunction with Systematic Withdrawals and will be treated by the IRS as ordinary income for tax purposes.

         a.       [ ]  I elect to receive dividends in cash

         b        [ ]  I elect to receive dividends and capital gains in cash

Section III   Payee Information

1.      [ ]       Payment to be made to the Shareholder, using current name and address on file,

2.      [ ]       I wish to have the distribution:  [ ] mailed to the following payee or payee bank
        [ ]       transferred via Automated Clearing House (ACH) to the
following payee bank (only allowed for systematic withdrawal plans and income distributions, a voided check must be attached).

 Name of Payee or Payee Bank                Bank Account Number

Street Address          Tax Identification Number of Beneficiary (if applicable)

City             State    Zip Code

Note: I understand that if the payee or address is different from registered shareholder, my signature must be guaranteed. I also understand that my bank must be a member of the Automated Clearing House System (ACH). I authorize deposits to the bank account listed above.

Section IV Taxes And Withholding Election

I acknowledge that unless I elect to have no withholding made from my IRA distributions or I have a foreign address,* the Agent on behalf of the Custodian will withhold a fixed 10% of the amounts to be paid to me and will immediately remit the amount withheld to the IRS. Therefore, if you elect not to have withholding apply to your payments, or if you do not have enough federal income tax withheld from your payments, you may be responsible for payment of estimated tax. You may also incur penalties under the estimated tax rules if your withholding and estimated tax payments are not sufficient. You may, with respect to future distributions, revoke or change your withholding election by submitting written instructions to the Agent of the Trustee.

*You must provide your foreign address as required on front of this form. Choose only one:

1. [ ]  I elect not to have any amounts withheld from my IRA distributions.

2. [ ] I elect to have ________% (minimum of 10%) withheld from my IRA distributions.

Section V Signature(s)

I hereby elect that the assets held by the Custodian in the above Individual Retirement Account(s) be paid according to the instructions above. Although these distributions are made in accordance with the law, they are revocable and another plan may be substituted that is also in accordance with the law. Additional amounts may be distributed from time to time upon presentation to the Agent of the Custodian of written instructions in good order. I hereby release the Agent and Custodian and indemnify them from any and all claims arising from the Agent's or Custodian's actions hereunder.

         Signature

                  of Recipient: X                       Date:

Note: In the case of death or any redemption amount requested for more than $50,000 or for a special payee as noted in Section III, the signature of the Shareholder/Beneficiary on this form must be guaranteed by a bank, a trust company, a member of a domestic stock exchange, or any other eligible guarantor institution. Notarization is not acceptable.

Send this completed Distribution Form to:
Colonial Investors Service Center, Inc.
Attn: Retirement Plan Services
P. O. Box 1722,
Boston, MA  02105-1722